EXHIBIT 99.9
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                              DATAWATCH CORPORATION
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  June 30, 1997

                                                                   Company
                                 Company as  Effect of            Pro Forma
                                 reported    Transaction         Consolidated
ASSETS
CURRENT ASSETS
 Cash and equivalents            $1,503,206  $16,750,000    (a)  $18,253,206
 Short-term investments             496,399            -             496,399
 Accounts receivable-net          7,831,542    (274,857)    (a)    7,556,685
 Inventories                        857,977     (98,480)    (a)      759,497
 Prepaid advertising & other      2,082,129    (297,334)    (a)    1,784,795
  expenses

     Total current assets        12,771,253   16,079,329          28,850,582

PROPERTY & EQUIPMENT, NET         2,003,785    (158,804)           1,844,981

OTHER ASSETS, NET                   316,696    (187,907)    (a)      128,789

EXCESS OF COST OVER NET ASSETS
OF ACQUIRED COMPANIES             1,571,480    (321,209)    (a)    1,250,271


TOTAL ASSETS                    $16,663,214  $15,411,409         $32,074,623

LIABILITIES & SHAREHOLDERS'
EQUITY

CURRENT LIABILITIES
 Accounts payable               $ 3,130,733  $       -           $ 3,130,733

 Accrued expenses                 1,468,634   3,997,207 (a),(b)    5,465,841

 Deferred revenue                 2,017,451   (421,716)     (a)    1,595,735
 Current portion of long-term
  debt                              397,260    (18,352)     (a)      378,908


     Total current liabilities    7,014,078   3,557,139           10,571,217

LONG-TERM OBLIGATIONS             1,485,698    (11,191)            1,474,507

SHAREHOLDERS' EQUITY
Common stock                         91,090          -                91,090
Additional paid-in capital       19,728,734          -            19,728,734
Accumulated earnings (deficit)  (11,466,693) 11,865,461  (a),(b)     398,768
Common stock held in treasury     (140,388)          -             (140,388)
Cumulative translation
adjustment                         (49,305)          -              (49,305)

      Total equity                8,163,438  11,865,461           20,028,899

TOTAL LIABILITIES &
SHAREHOLDERS'
 EQUITY                         $16,663,214 $15,411,409          $32,074,623

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
                              DATAWATCH CORPORATION
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FISCAL YEAR ENDED SEPTEMBER 30, 1996


                                                                   Company
                                   Company as    Effect of        Pro Forma
                                    Reported    Transaction      Consolidated

NET SALES                          $30,022,122  $ 5,805,328 (c)  $24,216,794

COSTS AND EXPENSES
 Cost of sales                       4,516,456      905,807 (c)    3,610,649

 Engineering & product               2,338,724    1,104,321 (c)    1,234,403
  development
 Selling, general &                 22,039,420    3,891,439 (c)   18,147,981
  administrative

INCOME (LOSS) FROM OPERATIONS        1,127,522     (96,239)        1,223,761

INTEREST EXPENSE                      (96,184)      (2,990) (c)     (93,194)


OTHER INCOME-primarily interest         49,162                        49,162

FOREIGN CURRENCY TRANSACTION GAIN       11,860                        11,860

BEBEFIT FOR INCOME TAX                  33,000                        33,000

NET INCOME (LOSS)                   $1,125,360   $ (99,229) (d)   $1,224,589


NET INCOME (LOSS) PER SHARE         $      .13   $   (.01)        $      .14


WEIGHTED AVERAGE SHARES              8,943,862    8,943,862        8,943,862

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
                              DATAWATCH CORPORATION
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         NINE MONTHS ENDED JUNE 30, 1997

                                                                  Company
                                   Company as    Effect of        Pro Forma
                                    Reported    Transaction     Consolidated

NET SALES                          $24,024,311   $4,414,847 (c)  $19,609,464
COSTS AND EXPENSES
 Cost of sales                       4,403,260      760,493 (c)    3,642,767

 Engineering & product               2,104,635      954,896 (c)    1,149,739
  development
 Selling, general &                 18,398,343    2,825,194 (c)   15,573,149
  administrative

INCOME (LOSS) FROM OPERATIONS        (881,927)    (125,736)        (756,191)

INTEREST EXPENSE                     (106,376)      (4,124) (c)    (102,252)


OTHER INCOME-primarily interest         36,226                        36,226

FOREIGN CURRENCY TRANSACTION GAIN       23,501                        23,501
(LOSS)

NET INCOME (LOSS)                  $ (928,576)  $ (129,860) (d)   $(798,716)


NET INCOME (LOSS) PER SHARE        $     (.10)  $       .01       $    (.09)


WEIGHTED AVERAGE SHARES              9,064,505    9,064,505        9,064,505

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                              DATAWATCH CORPORATION
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


(a) To record the disposition of Virex & netOctopus assets and liabilities as if the transaction had occurred on June 30, 1997.
(b) To record the costs and tax provision associated with the disposition of Virex and netOctopus as if the transaction had occurred on June 30, 1997.
(c) To eliminate the operating results of Virex & netOctopus for the nine months ended June 30, 1997 and the fiscal year ended September 30, 1996, as if the transaction had occurred on October 1, 1995.
(d) The net income (loss) includes charges for direct and specifically allocated costs and does not include any gains from the transaction.
     This non-recurring gain, net of tax, will be approximately $11,865,000.